Conformis, Inc. Provides Business Update

Business Update Provided in Advance of the Oppenheimer Fall Healthcare Life Sciences & MedTech Summit

BILLERICA, Mass., September 20, 2021 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS) provided today an update of its third quarter revenue performance expectations in advance of the Oppenheimer Fall Healthcare Life Sciences & MedTech Summit (“OpCo Summit”). The Company has experienced higher than expected levels of deferred and rescheduled knee and hip procedures as a result of the surge in COVID-19 cases associated with the Delta variant. Accordingly, the Company has updated its revenue outlook for the third quarter. Conformis now expects product revenue for the quarter to be approximately $13.7 million to $14.3 million. This compares to the $15.5 million to $16.5 million projection announced on August 4, 2021.

“Over the last four weeks, we have experienced heightened levels of rescheduled and deferred procedures due to the rise of cases of COVID-19 and the Delta variant. Despite this increased headwind, we remain confident in our growth plan for 2022 and beyond. The recent additions to our product portfolio, the Identity Imprint™ knee and the products associated with our partnership with Stryker, have us well positioned as we execute our growth strategy. Our team continues to work with our provider network to get needed procedures scheduled and performed so our patients can reclaim living without pain when walking or other daily activities.”

As previously announced, Conformis management will present at the OpCo Summit on September 21, 2021 at 1:15 p.m. ET. A live webcast of the presentation will be available at https://wsw.com/webcast/oppenheimer16/cfms/2767483.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans, and prospects, including statements about the impact of the COVID-19 pandemic, the anticipated timing of our product launches, whether or when recent reduced demand for elective surgeries will cease, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the COVID-19 pandemic and the response to the pandemic; risks related to our estimates and expectations regarding our revenue and other results of operations; and the other risks and uncertainties described in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, respectively, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.